SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material under Rule 14a-12

Rainmaker Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2005

TO THE STOCKHOLDERS OF

RAINMAKER SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 19, 2005, at 8:00 a.m. Pacific Daylight Savings Time at the Hilton San Jose South/Scotts Valley, 6001 La Madrona Drive, Scotts Valley, CA 95066, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect five directors to serve on the Company’s Board of Directors until the 2006 Annual Meeting of Stockholders or until each director’s successor is duly elected and qualified;

2.	To ratify the appointment of BDO Seidman LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2005;

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2005, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Michael Silton President and Chief Executive Officer

Scotts Valley, California

April 18, 2005

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Rainmaker Systems, Inc.

1800 Green Hills Road

Scotts Valley, California 95066

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Rainmaker Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2005 (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Pacific Daylight Savings Time at the Hilton San Jose South/Scotts Valley, 6001 La Madrona Drive, Scotts Valley, CA 95066. These proxy solicitation materials were mailed on or about April 18, 2005, to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 1, 2005, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 47,764,261 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), were issued and outstanding. No shares of the Company’s Preferred Stock, par value $0.001, were outstanding.

Although the Company is a Delaware corporation, it is subject to Section 2115 of the California Corporations Code. Section 2115 provides that corporations that are incorporated in jurisdictions other than California and that meet certain tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We became subject to Section 2115 with the transfer of the listing of our common stock from the Nasdaq National Market to the Nasdaq SmallCap Market. Consequently, we are now subject to, among other provisions of the California Corporations Code, Section 708, which provides for cumulative voting.

Each holder of shares of Common Stock is entitled to one vote per share held by such holder on the Record Date. In voting for directors, however, shares may be voted cumulatively for persons whose names have been placed in nomination prior to the voting for the election of directors, but only if a stockholder present at the 2005 Annual Meeting gives notice at the meeting, prior to the voting for the election of directors, of his or her intention to vote cumulatively. Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.

If any stockholder gives proper notice of his or her intention to vote cumulatively, then each stockholder eligible to vote will be entitled to cumulate his or her votes and to give any one or more of the nominees whose names have been placed in nomination prior to the voting a number of votes equal to the total number of directors to be elected multiplied by the number of shares that the stockholder is entitled to vote. In addition, the person or persons holding the proxies solicited by our Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the nominees of the Board of Directors as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked “withhold from all nominees.” However, such an instruction will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the 2005 Annual Meeting.

In the election of directors, the five nominees receiving the highest number of affirmative votes shall be elected. Proposal 2 must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the five nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld, and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company’s principal executive offices, located at 1800 Green Hills Road, Scotts Valley, California 95066, a notice of revocation or another signed Proxy with a later date. You may also revoke your Company’s Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. However, as set forth above under the caption “Voting; Quorum,” the Company is now subject to Section 2115 of the California Corporations Code which makes it subject to certain provisions of California General Corporation Law. Accordingly, the Company no longer has a classified board. As a result, the term of the members of our Board of Directors to be elected at this year’s Annual Meeting is one year, expiring at the 2006 Annual Meeting of Stockholders or until each director’s successor has been duly elected and qualified. The Board currently consists of six persons, however, the Board of Directors has decided to reduce its size to five members from and after the Annual Meeting of Stockholders with George de Urioste deciding not to seek re-election to the Board.

Each returned Proxy can only be voted for the number of persons nominated (five). Unless individual stockholders specify otherwise, each returned Proxy will be voted FOR the election of the five nominees who are listed below. If, however, the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.

The names of the nominees, their ages as of February 28, 2005, and certain other information about them are set forth below:

Nominees for Term Ending Upon the 2006 Annual Meeting of Stockholders

Name	Age	Position
Michael Silton	40	Chief Executive Officer, President, Director
Robert Leff (1)(4)	58	Director
Mitchell Levy (3)	44	Director
Alok Mohan (2)(3)	56	Chairman, Director
Bradford Peppard (1)(2)	49	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee

(4)	Mr. Leff will become a member of the Audit Committee after the Annual Meeting of Stockholders.

The nominees listed above are currently directors of the Company. The Board has determined that Messrs. Mohan, Leff, Levy, and Peppard are “independent directors” as that term is defined by the applicable rules of the SEC and NASDAQ. The Company does not have a formal policy with respect to director attendance at annual meetings, however directors are encouraged to attend such meetings. One director attended last year’s annual meeting.

Michael Silton has served as a director of the Company since inception. Mr. Silton has served as Chief Executive Officer of the Company since October 1997 and also served as the Company’s Chairman of the Board since inception through July 2003. In 1991, he founded the Company’s former business UniDirect, which specialized in the direct marketing and sales of business software.

Robert Leff has served as a director of the Company since 1996. Mr. Leff co-founded Merisel, Inc. (formerly Softsel Computer Products, Inc.) in 1980, a wholesale distributor of computer products, and served as its President from 1980 to 1985 and its Co-Chairman from 1985 until he retired from Merisel, Inc. in 1994. Since 1994, Mr. Leff has been a strategic and financial consultant to start-up and growth stage companies in the personal computer industry. In March 2001, while Mr. Leff served on the Board of Directors and as acting Chief Executive Officer of Hiho Technologies, Inc., Hiho Technologies, Inc. completed an assignment for the benefit of creditors.

Mitchell Levy has served as a director of the Company since 2004. He is the President and CEO of ECnow.com, a strategic management-consulting firm he founded in 1997, Executive Editor and CEO of Happy About, and a partner in CEOnetworking. Mr. Levy is an author, consultant, educator, and evangelist of strategic management. As president of ECnow.com, he helps companies around the world change their business processes to fully integrate the Internet into how they conduct business. Mr. Levy is the author of the books “E-Volve-or-Die.com” and “Happy About Outsourcing” and is a frequent public speaker on business trends. Mr. Levy also serves as the Director of the Silicon Valley Executive Business Program. Previously, he was the conference chair at four Comdex conferences, founded and operated the E-Commerce Management Program at San Jose State University and spent nine years at Sun Microsystems, the last four of which he ran the E-Commerce component of Sun’s Supply Chain

Alok Mohan has served as a director of the Company since 1996 and the Company’s Chairman of the Board since July 2003. Mr. Mohan is currently the Chairman of the Board of Directors of Tarantella, Inc. Prior to that appointment, he served as Chief Executive Officer of Santa Cruz Operations, Inc. (“SCO”) from July 1995 until April 1998. Prior to that, from May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation (“NCR”), a business software and services company, where he served as Vice President of Strategic Planning and Controller from July 1993 to May 1994. From January 1990 until July 1993, Mr. Mohan served as Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan also serves on the Board of Directors of ImproveNet, Inc. and Crystal Graphics, Inc.

Bradford Peppard has served as a director of the Company since 2004. Since 2003, Mr. Peppard has been president of LTP, Inc., a consulting firm specializing in high tech sales & marketing, direct marketing and market research. From 1999 to 2002, Mr. Peppard was president of CinemaScore Online, an online source of movie rating information. From 1997 to 1999, Mr. Peppard was president of Lime Tree Productions, a strategic marketing consulting firm. Prior to that, Mr. Peppard held vice president of marketing positions at Aladdin Systems, Inc. Software Publishing Corporation, and Quarterdeck Office Systems. Mr. Peppard’s financial experience includes positions as Treasurer of Trader Joe’s, Director of Finance and Administration (Controller) for CBS TV and CBS/Fox Studios, an MBA from Stanford Business School with a concentration in Finance, and prior Audit Committee experience with a number of public companies, including: Aladdin Systems, Monterey Bay Technology, and Oppenheimer Industries.

Meetings and Committees of the Board of Directors

The Board of Directors held six meetings and agreed to take action by unanimous written consent three times during the fiscal year ended December 31, 2004 (the “2004 Fiscal Year”). The Board of Directors has an audit committee, a nominating committee, and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2004 Fiscal Year. The Board of Directors also consulted informally with management.

Audit Committee.    The Audit Committee presently consists of Messrs. de Urioste, Mohan and Peppard. The Audit Committee oversees the Company’s accounting and financial reporting policies and internal controls, reviews and monitors the corporate financial reporting and external audit of the Company, including, among other things, the independent auditors’ qualifications and independence, the results and scope of the annual audit and other services provided by the Company’s independent auditors and the Company’s compliance with legal matters that have a significant impact on the Company’s financial reports. The Audit Committee also consults with the Company’s management and the Company’s independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent auditors. The Audit Committee was formed in May 1999 and held five meetings during the 2004 Fiscal Year. Members of the Audit Committee are elected by the Board of Directors and serve one-year terms. The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.” The Board of Directors adopted a written charter for the Audit Committee in 2000. A copy of the audit committee charter, which was amended by the Board of Directors in January 2004, is attached as Exhibit A hereto.

The Board of Directors has determined that each of the members of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also determined that George de Urioste, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under applicable SEC and NASDAQ rules and regulations. Because Mr. de Urioste has decided not to seek re-election, the Board has further determined that Mr. Peppard will be the “audit committee financial expert” as defined under applicable SEC and NASDAQ rules and regulations after the Annual Meeting of Stockholders.

Nominating Committee.    The Board formed a nominating committee in February 2004. The Nominating Committee is currently composed of Messrs. Mohan and Levy, with Mr. Levy as the Chairman of the Nominating Committee. The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders and oversees the evaluation of the Board. The Board has determined that Messrs. Mohan and Levy are each “independent,” as that term is defined by applicable rules of the SEC and NASDAQ. The Nominating Committee acts pursuant to a written charter that is attached to this Proxy Statement as Exhibit B.

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The Nominating Committee will review the qualifications of recommended candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background to the Chairman of the Nominating Committee, at the address set forth below under the heading “Stockholder Communications”. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria which are set forth in its written charter. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the nominating committee or the Board, by the procedures set forth above under the heading “Deadline for Submission of Stockholder Proposals.”

Compensation Committee.    The Compensation Committee consists of Messrs. Leff and Peppard, with Mr. Leff as the Chairman of the Compensation Committee. The Compensation Committee reviews and approves salaries, benefits and bonuses for the Chief Executive Officer, President, Chief Financial Officer and other executive officers of the Company. It reviews and recommends to the Board of Directors on matters relating to employee compensation and benefit plans. The Compensation Committee also administers the Company’s stock plans.

The Compensation Committee was formed in May 1999. The Annual Report of the Compensation Committee appears hereafter under the heading “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, the Chairman of the Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: The Board of Directors, Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066, Attention: Chairman of the Nominating Committee.

Director Compensation

On May 6, 2004, Alok Mohan, Robert Leff and George de Urioste were granted options to purchase 40,000 shares, 20,000 shares, and 20,000 shares, respectively, of Common Stock at an exercise price of $2.55 per share. Such grants were inclusive of the automatic annual grant of 20,000 shares described below. On September 1, 2004, Mitchell Levy was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.62 per share. On September 30, 2004, Bradford Peppard was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.60 per share. For 2004, all independent outside directors, were paid $5,000 in quarterly fees for each quarter of service as a director, with the exception of the chairman who is paid $10,000 in quarterly fees, $1,000 per Board meeting attended during the year and $500 per committee meeting attended during the year. Annually, each non-employee independent Board member who continues to serve as a non-employee Board member after the Annual Meeting of Stockholders, including each of the Company’s current non-employee independent Board members, other than Mr. De Urioste will automatically be granted an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date of such Annual Meeting, provided such individual has served on the Board for at least six months.

Required Vote

The five nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for such nominees, shall be elected as directors. The Proxies cannot be voted for a greater number of persons than five.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: RATIFICATION OF BDO SEIDMAN LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman LLP (“BDO Seidman”) was engaged as the Company’s independent registered public accounting firm on October 7, 2004. Audit services of BDO Seidman during the 2004 Fiscal Year included the examination of our financial statements and services related to filings with the Securities and Exchange Commission (“SEC”) and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal year ended December 31, 2004, BDO Seidman, our independent registered public accounting firm, billed the approximate fees set forth below:

Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and reviews of the interim condensed consolidated financial information included in a footnote to the annual consolidated financial statements and services that are normally provided by BDO Seidman in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees billed for audit services were $192,586 for the year ended December 31, 2004.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with acquisitions and consultations concerning financial accounting and reporting standards. Aggregate fees billed for audit-related services were $2,710 for the year ended December 31, 2004.

Tax Fees

We did not receive professional services for state and international tax compliance and advice, and planning from BDO Seidman during the year ended December 31, 2004.

All engagements for services by BDO Seidman or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by BDO Seidman in the 2004 Fiscal Year.

The audit committee, composed entirely of independent directors, recommended to the Board of Directors that BDO Seidman be appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2005. As our independent registered public accounting firm, BDO Seidman will audit our financial statements for the 2005 fiscal year and perform audit-related services in connection with various accounting and financial reporting matters. BDO Seidman may perform certain non-audit services for the Company, subject to pre-approval by the Audit Committee.

The Board of Directors approved the selection of BDO Seidman as our independent registered public accounting firm for the 2005 fiscal year and is asking the stockholders for ratification of their selection. A representative of BDO Seidman is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Former Principal Accountant Fees and Services

For the fiscal years ended December 31, 2004 and December 31, 2003, Ernst & Young LLP (“E&Y”), our former independent auditors, billed the approximate fees set forth below:

Audit Fees

Aggregate fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements for the year ended December 31, 2003 and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by E&Y in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees for audit services were $42,150 and $259,050 for the years ended December 31, 2004 and December 2003, respectively.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with acquisitions and consultations concerning financial accounting and reporting standards. Aggregate fees for audit-related services were $52,400 and $22,500 during the years ended December 31, 2004 and December 31, 2003, respectively.

Tax Fees

Tax fees consist of fees billed for professional services rendered for state and international tax compliance and advice, and planning. Aggregate fees for tax services were $21,686 and $71,400 during the years ended December 31, 2004 and December 31, 2003, respectively.

On August 23, 2004, E&Y, previously engaged as the principal accountant to audit the financial statements of Rainmaker Systems, Inc. (the “Company”), informed the Company that it was resigning effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The audit reports issued by E&Y for the prior two fiscal years did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and in the subsequent interim period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s two most recent fiscal years and from January 1, 2004 through August 23, 2004, there were no “reportable events” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

The disclosures in the above three paragraphs were included in the Company’s Form 8-K filing on August 27, 2004. The Company had requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements. E&Y furnished such a letter, dated August 27, 2004, a copy of which is attached hereto as Exhibit C.

On October 7, 2004, the Company engaged BDO Seidman as its independent registered public accountants effective upon completion of the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

During the Company’s two most recent fiscal years ended December 31, 2004, prior to engaging BDO Seidman, the Company did not consult with BDO Seidman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement, as such term is defined in Item 304(a)(1)(iv), and the related instructions to Item 304, of Regulation S-K, or a reportable event, as such term is described in Item 304(a)(1)(v) of Regulation S-K.

Required Vote

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of BDO Seidman. In the event that the stockholders do not approve the selection of BDO Seidman, the Board of Directors will reconsider the appointment of the independent auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of BDO Seidman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information as of February 28, 2005, regarding the ownership of the Company’s Common Stock by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each Named Executive Officer (as defined below under “Executive Compensation”), (iii) each of the Company’s directors, and (iv) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options or warrants that are exercisable currently or within 60 days of February 28, 2005, are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066.

Name of Beneficial Owner	Number of Shares Beneficially Owned (Including the Number of Shares Shown in the Second Column)	Number of Shares Owned as a Result of Options and Warrants Exercisable Within 60 Days of February 28, 2005	Percentage of Shares Outstanding
Michael Silton	6,285,878	562,500	13.0%
Special Situations Funds	3,730,570	666,680	7.7%
JP Morgan Chase & Co.	2,455,600	—	5.1%
Martin Hernandez	997,849	981,250	2.0%
Robert Leff	638,583	226,583	1.3%
Alok Mohan	528,249	508,249	*
Diane Brundage	231,376	225,000	*
Brad Peppard	47,000	25,000	*
Mitchell Levy	46,942	25,000	*
George de Urioste	140,000	135,000	*
Michael Davison	103,484	102,083	*
All directors, officers and affiliates (9 persons)	9,019,361	2,790,665	17.8%

*	Less than 1%

(1)	Excludes 15,000 shares held in the Petra Silton Children’s Trust

(2)	Includes 525,000 common shares held by Special Situations Cayman Fund, L.P., 2,397,990 common shares owned by Special Situations Fund III, L.P 140,900 common shares and 333,340 common share warrants held by Special Situations Private Equity Fund, L.P., 56,660 common share warrants held by Special Situations Technology Fund, L.P, and 276,680 common share warrants held by Special Situations Technology Fund II, L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filings requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

Equity Compensation Plans

The following table sets forth information as of December 31, 2004 with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans, including our 2003 Stock Plan and the 1999 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	5,489,742	$0.95	8,731,449	(1)

(1)	Includes 6,750,861 shares of our common stock remaining available for future issuance under the 2003 Stock Plan, and 1,980,588 shares of our common stock under the 1999 Employee Stock Purchase Stock Plan, all as of December 31, 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table provides certain information with respect to our executive officers and certain key employees:

Name	Age	Position
Michael Silton	40	Chief Executive Officer and President
Steve Valenzuela	48	Vice President, Finance and Chief Financial Officer
John Houtsma	46	Vice President, Sales
Edwin Okumura	40	Vice President, Marketing
Larry Schork	54	Vice President, Technology

Michael Silton has served as Chief Executive Officer since October 1997 and also served as Chairman of the Board since inception through July 2003. In 1991, he founded Rainmaker’s former business UniDirect, which specialized in the direct marketing and sales of business software.

Steve Valenzuela joined Rainmaker in September 2004 as Vice President of Finance and Chief Financial Officer and was appointed Corporate Secretary in March 2005. Prior to joining Rainmaker, from February 2003 to September 2004, Mr. Valenzuela served as the Vice President of Finance and Chief Financial officer for the Thomas Kinkade Company, formerly Media Arts Group. From September 2000 to July 2002, Mr. Valenzuela served as the Senior Vice President and Chief Financial Officer for Silicon Access Networks, and from February 1999 to August 2000 as Senior Vice President and Chief Financial Officer for PlanetRx. Prior to PlanetRx, from August 1998 to February 1999, Mr. Valenzuela served as the Chief Financial Officer for LinkExchange. Mr. Valenzuela earned an MBA from Santa Clara University and a BS degree in Accounting from San Jose State University.

John Houtsma joined Rainmaker in March 2005 as Vice President of Sales, following the acquisition of Sunset Direct by Rainmaker. Previously, he was the chief executive officer of Sunset Direct from September 2003 to March 2005. Prior to Sunset Direct, Mr. Houtsma was Vice President of Sales at Jabber from June 2002 to August 2003. Mr. Houtsma was Executive Vice President of Sales for TightLink from June 2001 to June 2002 and Executive Vice President of Sales for Spider Technologies from January 1998 to June 2001. Prior to that, Mr. Houtsma held senior-level positions with FRx Software, Informix Software, and NCR Corporation. Mr. Houtsma holds a bachelors degree in finance, marketing and mineral land management from the University of Colorado in Boulder, as well as an M.B.A. from the University of Denver.

Edwin Okamura joined Rainmaker in March 2005 as Vice President of Marketing following the acquisition of Sunset Direct by Rainmaker. Previously, Mr. Okamura was the Vice President of Marketing for Sunset Direct from June 2002 to March 2005. Prior to that, Mr. Okamura held senior-level consulting positions with TightLink from January 2002 to June 2002, and Agile Software as Director of Marketing Communications from August 2001 to January 2002. Prior to Agile Software, Mr. Okamura was the Director of Marketing for Roamware from April 2000 to August 2001. Mr. Okamura holds a B.S. in Marketing and Advertising from San Francisco State University.

Larry Schork joined Rainmaker in June 2004 as Vice President of Technology. Prior to joining Rainmaker, Mr. Schork was Vice President and General Manager of Information Technology for Loudcloud, Inc. from September 2000 to July 2002. Prior to that, Mr. Schork was Chief Information Officer of Metricom from April 1998 through September 2000. Prior to Metricom, he served as Chief Information Officer at Rational Software from October 1996 thru November of 1998. Mr. Schork has also held applications development and supply system management roles at Sun Microsystems and Apple Computer. Mr. Schork earned a BA degree from Golden Gate University and advanced computing credentials from UC Santa Cruz.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2004 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002. The listed individuals are hereinafter referred to as the “Named Executive Officers.” Mr. Hernandez (former President and Secretary), Ms. Brundage (former Vice President, Sales and Client Services), and Mr. Davison (former Vice President, Marketing) are included in the table as they were among the most highly compensated executives for the 2004 Fiscal Year. Each terminated employment in March 2005. In addition, Mr. Bronbright is included in the table because he was among the four most highly compensated executive officers for the 2004 Fiscal Year despite terminating employment during the 2004 Fiscal Year. Mr. Valenzuela and Mr. Schork are included in the table as their annual salaries and bonuses for the 2004 Fiscal Year would have been in excess of $100,000 had their employment with the Company commenced earlier in the year and it is presently expected that they will be among the four most highly compensated officers for the 2005 Fiscal Year.

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation ($) (9) (11)		Securities Underlying Options (#)	All Other Compensation ($) (8) (11)
Michael Silton Chief Executive Officer	2004 2003 2002	$275,000 275,000 275,000	$37,263 119,281 186,120	$32,255 27,761 40,232	(1) (1) (1)	750,000 600,000 800,000	$7,782 6,053 3,655

Steve Valenzuela (2) Vice President, Finance Chief Financial Officer	2004	57,260	—	3,000	(3)	300,000	—

Martin Hernandez (4) President and Secretary	2004 2003 2002	210,000 210,000 210,000	28,488 93,089 142,128	24,000 26,473 32,934	(5) (5) (5)	1,127,500 1,000,000 1,100,000	7,611 7,397 7,221

Larry Schork (6) Vice President, Technology	2004	84,924	—	—		175,000	—

Diane Brundage (4) Vice President, Sales	2004 2003 2002	187,500 174,075 152,115	24,728 43,376 34,758	24,000 23,040 20,862	(7) (7) (7)	400,000 300,000 300,000	3,075 3,000 2,285

Mike Davison (4) Vice President, Product Management and Marketing	2004 2003 2002	145,000 142,073 25,086	12,898 31,790 4,690	— — —		250,000 175,000 175,000	— — —

Steven Bronbright (10) Vice President, Client Services	2004 2003	101,478 138,872	15,155 44,631	— —		— 175,000	— —

(1)	Includes $24,000 for car allowance in each of 2004, 2003, and 2002, respectively.

(2)	Mr. Valenzuela’s employment began in September 2004.

(3)	Amount consists of car allowance.

(4)	Mr. Hernandez’s, Ms. Brundage’s, and Mr. Davison’s employment with Rainmaker terminated in March 2005.

(5)	Includes $24,000 for car allowance in each of 2004, 2003, and 2002 and $2,473 and $8,900 in 2003, 2002 respectively, related to reimbursement for the payment of taxes.

(6)	Mr. Schork’s employment began in July 2004.

(7)	Amount consists of car allowance.

(8)	Except for Mr. Silton and Mr. Hernandez, amounts consists solely of company matching contributions made to Rainmaker’s 401(k) savings plan. For Mr. Silton amounts include premiums paid for term life insurance policies for the benefit of Mr. Silton and for Mr. Hernandez, amounts include premiums paid for term life and disability insurance policies for the benefit of Mr. Hernandez.

(9)	Excludes other annual compensation in the form of perquisites and other personal benefits, for which the aggregate total of such perquisites and other personal benefits are lower than the lesser of $50,000 or 10% of the total annual salary and bonus earned by each named executive officers in the years ended December 31, 2004, 2003, and 2002.

(10)	Mr. Bonbright’s employment with Rainmaker terminated in June 2004.

(11)	In previous years, amounts shown under the “Other Annual Compensation” column or the “All Other Compensation” column may have been included in the “Salary” column or omitted.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning the stock options granted to the Named Executive Officers during 2004. Cancellations of options are not reflected in the table.

In accordance with the rules of the Securities and Exchange Commission, the table below sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms. These gains are based on assumed annualized rates of stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

•	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee. Effective July 30, 2002, as required by the Sarbanes-Oxley Act of 2002, no loans are provided to any of the Company’s executive officers in relation to the exercise of an option.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration
Name	(#) (1)	(%) (2)	($/sh)	Date	5%($)	10%($)
Michael Silton	150,000	7%	2.04	6/21/14	192,442	487,685
Steve Valenzuela	300,000	14%	1.60	9/30/14	301,869	764,996
Larry Schork	175,000	8%	2.04	6/21/14	224,515	568,966
Martin Hernandez	127,500	6%	2.04	6/21/14	163,575	414,532
Diane Brundage	100,000	5%	2.04	6/21/14	128,295	325,123
Michael Davison	75,000	4%	2.04	6/21/14	96,221	243,843
Steven Bronbright	—	0%	—	—	—	—

(1)	Options vest and become exercisable over a four-year schedule, with 25% exercisable one year from the date of grant.

(2)	The Company granted stock options representing approximately 2,127,100 shares of Common Stock to employees and directors in the fiscal year ended December 31, 2004.

No stock appreciation rights were granted to the Named Executive Officers during 2004.

Aggregated Option Exercises and Fiscal Year End Values

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2004 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2004 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the- Money Options at Fiscal Year End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Silton	—	—	537,498	212,502	542,873	63,127
Steve Valenzuela	—	—	—	300,000	—	—
Larry Schork	—	—	—	175,000	—	—
Martin Hernandez	—	—	964,582	162,918	974,228	35,772
Diane Brundage	—	—	212,500	187,500	199,750	82,250
Michael Davison	—	—	94,791	155,209	45,000	38,500
Steven Bronbright	51,041	54,617	—	—	—	—

(1)	Based upon the closing market price of the purchased shares on the exercise less the option exercise price for those shares.

(2)	Based upon a market price of $1.24 per share, determined on the basis of the closing sales price per share of the Company’s Common Stock on the Nasdaq SmallCap Market on December 31, 2004, less the option price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company currently has employment agreements with Michael Silton, Chief Executive Officer and President, and Steve Valenzuela, Vice President, Finance and Chief Financial Officer.

The employment agreement, as amended for Mr. Silton generally provides that if Mr. Silton’s employment is constructively terminated or terminated by the Company without cause, then Mr. Silton shall receive, with no duty to mitigate, the following: (i) an amount equal to one and one-quarter times Mr. Silton’s base salary and target annual bonus, to be paid in fifteen equal monthly payments, (ii) up to twelve months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options up to fifteen months. Mr. Silton’s stated base salary and target annual bonus as of December 31, 2004 are each $275,000.

The employment agreement for Mr. Valenzuela generally provides that if Mr. Valenzuela’s employment is constructively terminated or terminated by the Company without cause, then Mr. Valenzuela shall receive, with no duty to mitigate, the following: (i) an amount equal to three-quarters times Mr. Valenzuela’s base salary and target annual bonus, to be paid in nine equal monthly payments, (ii) nine months of health and life insurance benefits, and (iii) continued vesting of all unvested stock options for nine months. Mr. Valenzuela’s stated base salary and target annual bonus as of December 31, 2004 are $225,000 and $25,000 respectively.

To the extent not already vested, options to purchase the Company’s Common Stock held by Mr. Silton, and Mr. Valenzuela will immediately become vested in the event of a merger or other transaction in which more than

50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or other transaction or upon the sale of substantially all the Company’s assets in complete liquidation or dissolution. Mr. Silton shall have not less than twelve months to exercise his non-qualified options and Mr. Valenzuela shall have not less than nine months to exercise his non-qualified options.

In addition, in the event of a merger or other transaction in which more than 50% of the Company’s outstanding securities are transferred to persons different from those persons who are the Company’s stockholders prior to the merger or other transaction or upon the sale of substantially all the Company’s assets in complete liquidation or dissolution, certain of our other executive officers will be entitled to receive severance payments in an amount equal to 6-months base salary plus any bonus payable during such 6-month period, if within one year of such change in control either such employee is constructively terminated or terminated without cause, and, to the extent not already vested, options to purchase the Company’s Common Stock held by such executive officers will immediately become vested.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors currently consists of non-employee directors Robert Leff and Brad Peppard. None of the Company’s executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No current member of the Company’s Compensation Committee has ever been an officer or employee of the Company.

Introductory Note to Reports and Stock Performance Graph

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Audit Committee Report and the Stock Performance Graph which follows shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer (“CEO”), and to establish the general compensation policies for such individuals. The Compensation Committee was formed in May 1999.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy.    The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of two elements: (i) salary and bonus that approximates market and (ii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

Factors.    The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2004 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary.    The base salary for each executive officer is established on the basis of each individual’s personal performance and internal alignment considerations. The Compensation Committee’s policy is to target base salary levels that approximate market for similar positions at peer companies. The Compensation Committee believes that the Company must remain competitive with technology companies of similar size in order to recruit and attain key executives.

Additionally, each executive officer’s overall compensation includes an equity interest in the Company, as described in more detail below. The philosophy behind this strategy is to have a portion of each executive officer’s total compensation tied to the Company’s performance and stock price appreciation in order to create a greater incentive to increase value for the Company’s stockholders.

Bonuses.    Certain of the Company’s executive officers, including the CEO, have entered into employment agreements which provide for, in addition to base salary and equity incentives, bonuses to be awarded on the basis of the Company’s attainment of pre-established revenue and net income goals. It is the intent of the Compensation Committee to use these bonuses, in conjunction with executives’ other equity incentives, to tie a potentially large portion of the executive’s total compensation to the financial performance of the Company.

Long-Term Incentives.    Generally, the Compensation Committee makes stock option grants annually to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation.    The Compensation Committee has set the base salary of the CEO at a level that it believes approximates market for base salary levels of chief executive officers of those companies with which the Company competes for executive talent. Additionally, Mr. Silton received a bonus in the amount of $33,516 on the basis of the Company’s attainment of pre-established revenue and net income goals for its 2004 fiscal year and $31,797 for amounts previously earned on the basis of the Company’s attainment of pre-established revenue and net income goals for its 2003 fiscal year. The Compensation Committee believes that his total cash compensation approximates market for chief executive officers of those companies with which the Company competes for executive talent.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation exceeding $1.0 million paid to certain executive officers. Compensation above $1 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Internal Revenue Code. The Company anticipates that any compensation deemed paid by it (whether by the disqualifying disposition of incentive stock options or the exercise of non-statutory stock options) in connection with options with exercise prices equal to the fair market value of option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual. Because all compensation paid to the executive officers has not approached the 162(m) limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. Going forward, the Compensation Committee remains aware of the Internal Revenue Code section 162(m) limitations and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Robert Leff, Chair

Brad Peppard

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company (including the matters in the written disclosure required by the Independence Standards Board Standard No.1), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent independent registered public accounting firm.

Submitted by the Audit Committee of the Company’s Board of Directors:

George de Urioste, Chair

Alok Mohan

Brad Peppard

Stock Performance Graph

The following graph compares, for the five year period ending December 31, 2004, the cumulative total stockholder return for the Company, the Nasdaq Stock Market Index (U.S.), the Nasdaq Computer & Data Processing index, and an index of peer issuers selected in good faith by the Company that are in a similar line of business as the Company.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG RAINMAKER SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*	$100 invested on 12/31/99 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

Measurement points are the last trading day of each of the Company’s fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in the Common Stock of the Company, the Nasdaq Market Index, the Nasdaq Computer & Data Processing index, the index of peer issuers, and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

The companies included in the index of peer issuers for purposes of the preceding Stock Performance Graph are: Digital Impact, Inc., Digital River, Inc., @Road, Concur Technologies, Inc., eCollege, and Digital Insight Corporation. The returns of each component issuer included in the index of peer issuers are weighted according to the respective issuer’s approximate market capitalization at December 31, 1999.

Annual Report

A copy of the Annual Report of the Company for the 2004 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

The Company filed an Annual Report on Form 10-K with the Commission on March 18, 2005, as amended by an Annual Report on Form 10-K/A filed with the Commission on March 22, 2005. Stockholders may obtain a copy of this report, free of charge, by writing to Investor Relations, Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066. In addition, copies of our annual, quarterly and current reports, and any amendments to those reports are made available, free of charge, on or through our website, as soon as reasonably practicable after electronically filing such reports with the Securities and Exchange Commission. Our website is http://www.rmkr.com

Deadline for Receipt Stockholder Proposals for 2006 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our proxy statement and form of proxy for the 2006 Annual Meeting is January 19, 2006. Proposals of stockholders of the Company that are intended to be presented by such stockholders at next year’s Annual Meeting of Stockholders must also be received by us no later than January 19, 2006, in order that they may be considered at that meeting. The proxy solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to this date.

It is important that the proxies be returned promptly and that all shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the board of directors and are being mailed and delivered to stockholders by its authority.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael Silton President and Chief Executive Officer

Scotts Valley, California

Dated: April 18, 2005

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

RAINMAKER SYSTEMS, INC.

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (“Board”) of Rainmaker Systems, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

I.	Organization

The Committee shall be members of, and appointed by, the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fees from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the Nasdaq listing standards. All Committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations, and shall be so named.

II.	Purpose

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

III.	Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors (“Board”) and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

A.

The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Committee shall receive a report from the independent auditors at the end of each fiscal year delineating final fees charged for all audit and non-audit services.

B.	In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

C.	The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Standards of Business Ethics and Conduct).

D.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

E.	The Committee shall receive a report, verbal or written, from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within U.S. generally accepted accounting principles (“US GAAP”) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

F.	The Committee shall review and discuss with the independent auditors, prior to the filing of Form 10-K, all items required to be communicated in accordance with SAS-61, including audit adjustments, disagreements with management, consultation with other independent auditors, difficulties in performing the audit, etc.

G.	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal quarter. The Committee shall review the independent auditors’ report on management’s assertion as of the end of the most recent fiscal year when implemented under SEC rules and regulations. In connection with and prior to giving any required certifications, the CEO and the CFO must disclose to the independent auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Rainmaker’s ability to record, process, summarize and report financial information, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

H.

The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

I.	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

J.	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

K.	The Committee shall review and discuss earnings press releases, Forms 8-K as appropriate, as well as financial information and earnings guidance provided to analysts and rating agencies.

L.	The Committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

M.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing or other matters.

N.	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

O.	The Committee shall review, on at least an annual basis, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

P.	The Committee shall review and approve all related-party transactions entered into by the Company.

Q.	The Committee shall periodically review the Company’s ethics policy and ensure that management has established a system to enforce and comply with its ethics policy.

R.	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV.	Frequency & Timing

The Committee shall meet from time to time, but at least quarterly, whenever appropriate in order to discharge the functions specified in this charter. The quarterly meetings shall include separate sessions, with management, the internal auditor and the independent auditors. A majority of the Committee will constitute a quorum for the conduct of business.

V.	Minutes

Minutes will be kept of each meeting of the Committee and will be provided to each member of the Board. Except for matters reserved exclusively to the authority of the Committee in accordance with SEC and Nasdaq rules, any action of the Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

Adopted:	January 28, 2004

Signed:	/s/ GEORGE DE URIOSTE
George de Urioste, Chair

/s/ ALOK MOHAN
Alok Mohan

/s/ ROBERT LEFF
Robert Leff

EXHIBIT B

RAINMAKER SYSTEMS, INC.

NOMINATING COMMITTEE CHARTER

Purpose

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Unless otherwise prescribed in this Charter, the rules and procedures applicable to the operation of the Board shall apply to the operation of the Committee with any necessary changes.

The Nominating Committee is appointed by the Board of Directors to:

•	identify individuals qualified to become board members,

•	select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and

•	perform such other functions as the board deems appropriate or as is required under SEC or Nasdaq rules.

Committee Membership

The Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The duties and responsibilities of a member of the Committee are in addition to the duties of a member of the Board.

Chairman and Additional Duties

The Committee shall elect a Chairman to preside at its meetings. The Chairman is also primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate, absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important to the directors to know.

Meetings

The Committee shall meet at least annually or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary.

Committee Authority and Responsibilities

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

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The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The backgrounds and qualifications of the directors, considered as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. In that context, the Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board, taking due consideration of relevant criteria, including the individual’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

•	Select, or recommend to the Board, director nominees to be presented for stockholder approval at the annual meeting.

•	Select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary.

•	Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

•	Review recommendations to the Board submitted by stockholders of the Company – submittals to be made to the Chairman.

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EXHIBIT C

Ernst & Young LLP Letter

August 27, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated August 27, 2004, of Rainmaker Systems, Inc. and are in agreement with the statements contained in the four paragraphs on page two therein.

/s/ Ernst & Young LLP

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